SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  October 1, 1999




                         URBAN SHOPPING CENTERS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




     Maryland                      1-12278                    36-3886885
-------------------             --------------           --------------------
(State of incorpor-               (Commission            (IRS Employer
 ation)                          File Number)             Identification No.)



         900 North Michigan Avenue,
                Suite 1500
             Chicago, Illinois                                   60611
    ----------------------------------------                  ----------
    (Address of principal executive offices)                  (Zip Code)





      Registrant's telephone number, including area code:  (312) 915-2000
      -------------------------------------------------------------------




                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Urban Shopping Centers, Inc. ("Urban") announced that, through a partnership in which it owns a two-thirds interest, it has contracted to acquire the approximately 1.6 million square foot retail component of the Houston Galleria (the "Galleria"), a mixed use development in Houston, Texas. The acquisition is subject to customary closing conditions and is currently expected to close by November of this year. The aggregate consideration to be paid for the property and related assets, which include an adjacent fourteen-acre development site and an adjacent strip shopping center of approximately 104,000 square feet, is approximately $376.1 million of which a portion is expected to be financed by a $225.0 million first mortgage loan. Urban's share of the purchase price, loan proceeds and equity will be approximately $250.7 million, $150.0 million and $100.7 million, respectively. Urban's equity investment will be funded, in part, from proceeds of the sale on October 1, 1999 of $85.0 million of Series D Cumulative Redeemable Preferred Partnership Units ("Preferred Units") by its operating partnership, Urban Shopping Centers, L.P. The Preferred Units are entitled to distributions at a rate of 9.45% per annum.

     The other one-third partnership interest in the retail component will be owned by institutional funds advised by Walton Street Capital, L.L.C. ("Walton Street"), of which Neil Bluhm serves as one of the principals.
Mr. Bluhm is a director and significant stockholder of Urban. Walton Street funds have also contracted to acquire the remaining portions of the Galleria, comprised of three office towers aggregating 1.1 million square feet and two hotels aggregating 891 rooms, and the purchase of the retail component is conditioned on the closing of the office and hotel components.

     The foregoing transactions are further described in the press release filed as an Exhibit hereto which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

      EXHIBIT NO.        DOCUMENT DESCRIPTION
      -----------        --------------------

         99.1            Press Release dated October 4, 1999 by
                         Urban Shopping Centers, Inc.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               URBAN SHOPPING CENTERS, INC.


                         By:   ADAM S. METZ
                               Executive Vice President, Chief
                               Financial Officer, Treasurer,
                               Director of Acquisitions and
                               Chief Accounting Officer



Date:  October 4, 1999